SCHEDULE 13D/A No.2
CUSIP No.	023395 10 6		Page 1 of 1 Pages

Exhibit 1

Joint Filing Agreement

The undersigned parties hereby agree that the Schedule 13D Amendment No. 2 filed herewith relating to the Common Stock without par value of Amcast Industrial Corporation is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each person.

Date:	June 9, 2004

JB Capital Partners, L.P.

		By	/s/ Alan W. Weber

Name: Alan W. Weber
Title: General Partner

		By:	/s/ Alan W. Weber

Name: Alan W. Weber